UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

MAUI LAND & PINEAPPLE COMPANY, INC.

(Exact name of registrant as specified in its charter)

Hawaii	001-06510	99-0107542
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
200 Village Road, Lahaina, Maui, Hawaii 96761 (Address of principal executive offices) (Zip Code)

(808) 877-3351

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 9, 2014, Maui Land & Pineapple Company, Inc. (the “Company”) completed the previously announced sale to the State of Hawaii of an unimproved 244-acre parcel of the Company’s land located on Maui, Hawaii, commonly known as Lipoa Point, for a sale price of $19.8 million (the “Lipoa Point Sale”).

The Lipoa Point Sale resulted from a bill enacted by the State of Hawaii in June 2013, which directed the State’s Department of Land and Natural Resources to engage in the purchase of Lipoa Point, with the stipulation that the proceeds from the sale be designated for the benefit of the Company’s pension plans. The Lipoa Point property was previously pledged to the Pension Benefit Guaranty Corporation (“PBGC”) as security for the Company’s pension plans, which at June 30, 2014 were underfunded by $20.6 million.

Upon the closing of the Lipoa Point Sale, the $19.8 million sale price, less closing costs of approximately $400,000, was transferred to the trustee of the Company’s pension plans and the mortgage on the property held by the PBGC was released. With the funding of the Company’s pension plans from the Lipoa Point Sale, management does not expect to be required to make minimum contributions to its pension plans for the foreseeable future. Such contributions totaled $2.1 million and $2.8 million for 2013 and 2014, respectively.

The sale resulted in a gain of approximately $19.3 million, which will be included in the Company’s operating results for the quarter ending December 31, 2014.

The foregoing description of the Lipoa Point Sale does not purport to be complete and is qualified in its entirety by reference to the Purchase and Sale Agreement and Joint Escrow Instructions, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on September 30, 2014.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to the Company’s current expectations regarding future pension fund liabilities, including minimum required pension fund contributions. The Company’s actual liabilities may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, pension fund liabilities may be impacted by fluctuations in interest rates, changes in the value of the domestic or global equity markets, and adjustments in actuarial data relating to current or former employees. In addition, forward-looking statements may be impacted by the other risks and uncertainties identified in the Company’s most recent Annual Report on Form 10-K as well as other documents and reports the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation, and expressly disclaims any obligation, to update or review any forward-looking statement in this Current Report because of new information, future events or other factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAUI LAND & PINEAPPLE COMPANY, INC.

Date: October 15, 2014	By:	/s/ TIM T. ESAKI
Tim T. Esaki
Chief Financial Officer

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